SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING SEPTEMBER 30, 1999
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$ 67,448,055.12
                                                                  --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 7,557,308.99
                                                                  -------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$ 1,119,951.99
                                                                  -------------

      4.  The aggregate amount of Servicer Interchange...........$   416,666.67
                                                                  -------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1996-A Certificates................................... $ 8,260,594.31
                                                                  -------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1996-A  Certificates...................................$ 67,448,055.12
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1996-A Certificates.........................$         0.00
                                                                  -------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$         0.00
                                                                  -------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$         0.00
                                                                  -------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  1,962,937.50
                                                                  --------------

         (ii) Class B Certificateholders.........................$    153,562.50
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    192,666.67
                                                                   -------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  1,962,937.50
                                                                  --------------

         (ii) Class B Certificateholders ........................$    153,562.50
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    192,666.67
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 9th day of October, 1999.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ SUZANNE W. CASTLEBERRY
                                      -------------------------------
                                      Name:  Suzanne W. Castleberry
                                      Title: Senior Vice President